       As filed with the Securities and Exchange Commission on December 23, 1999
                                                      Registration No. 333-90865

                       ================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------


                                   EXHIBITS

                                    TO THE

                         PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO THE

                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                             --------------------

                         Connecticut Bancshares, Inc.

            (Exact name of registrant as specified in its charter)

                       ================================

                               TABLE OF CONTENTS


List of Exhibits (filed herewith unless otherwise noted)

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letters between Connecticut Bankshares, M.H.C., The Savings Bank of Manchester and Sandler O'Neill & Partners, L.P.*
1.2 Form of Agency Agreement between The Savings Bank of Manchester and Sandler O'Neill & Partners, L.P.
2.1 Amended Provisional Plan of Conversion for Connecticut Bankshares, M.H.C. and The Savings Bank of Manchester (including the Amended and Restated Stock Articles of Incorporation and Bylaws of The Savings Bank of Manchester)*
3.1   Certificate of Incorporation of Connecticut Bancshares, Inc.*
3.2   Bylaws of Connecticut Bancshares, Inc.*
3.3 Amended and Restated Stock Articles of Incorporation and Bylaws of The Savings Bank of Manchester
      (See Exhibit 2.1 hereto)*
4.0   Draft Stock Certificate of Connecticut Bancshares, Inc.*
5.0   Opinion of Muldoon, Murphy & Faucette LLP re: Legality *
8.1   Opinion of Muldoon, Murphy & Faucette LLP re:  Federal Tax Matters
8.2   Opinion of Arthur Andersen LLP re:  State Tax Matters
10.1  The Savings Bank of Manchester Savings Plan
10.2  The Savings Bank of Manchester Longevity Incentive Plan

10.3  Draft ESOP Loan Commitment Letter and ESOP Loan Documents *
10.4 Form of The Savings Bank of Manchester Employee Stock Ownership Plan Trust Agreement *
10.5 Form of Employment Agreement between The Savings Bank of Manchester and certain executive officers *
10.6 Form of Employment Agreement between Connecticut Bancshares, Inc. and certain executive officers *
10.7  Form of Chairman's Employment Agreement *
10.8 Form of Change in Control Agreement between The Savings Bank of Manchester and certain executive officers *
10.9  Form of The Savings Bank of Manchester Directors' Consultation Plan *
10.10 Form of The Savings Bank of Manchester Supplemental Executive Retirement Plan *
10.11 Form of The Savings Bank of Manchester Employee Severance Compensation Plan *
23.1  Consent of Arthur Andersen LLP
23.2  Consent of Muldoon, Murphy & Faucette LLP *
23.3  Consent of RP Financial LC.*
23.4  Subscription Rights Opinion of RP Financial LC.*
24.1  Powers of Attorney
27.0  Financial Data Schedule *
99.1  Appraisal Report of RP Financial LC. (P) *
99.2  Draft of SBM Charitable Foundation, Inc. Gift Instrument *
99.3  Stock Certification and Order Form
--------------------------------------
*  Previously filed
(P) Filed pursuant to Rule 202 of Regulation S-T.

                                  Exhibit 1.2
                       Form of Agency Agreement between
      The Savings Bank of Manchester and Sandler O'Neill & Partners, L.P.

                                                                12/17/99



                               13,225,000 Shares
                  (subject to increase up to 15,208,750 shares
                      in the event of an oversubscription)

                          CONNECTICUT BANCSHARES, INC.
                            (a Delaware corporation)

                                  Common Stock
                          (par value $0.01 per share)

                                AGENCY AGREEMENT

                                January __, 2000

                        SANDLER O'NEILL & PARTNERS, L.P.
                      Two World Trade Center, 104th Floor
                            New York, New York 10048

                             Ladies and Gentlemen:

     Connecticut Bancshares, Inc., a Delaware corporation (the "Company"), Connecticut Bankshares, M.H.C., a Connecticut-chartered mutual holding company ("M.H.C.") and The Savings Bank of Manchester, a Connecticut-chartered stock savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 13,225,000 shares (subject to increase up to 15,208,750 shares in the event of an oversubscription described in the Plan of Conversion) of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities." In addition, as described herein, the Company expects to contribute shares of Common Stock in an amount equal to eight (8%) of the shares of Common Stock sold in the Offerings (as hereinafter defined) to the SBM Charitable Foundation, Inc. (the "Foundation"), such shares hereinafter being referred to as the "Foundation Shares".

     The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the Amended Provisional Plan of Conversion for M.H.C. and the Bank (the "Plan"), adopted by the respective Boards of Directors of M.H.C. and the Bank and approved by the corporators of M.H.C. on November 23, 1999, pursuant to which M.H.C. intends to merge with and into the Bank, with the Bank being the surviving entity of the combination, and the Bank intends to issue all of its stock to the Company, which intends to become a savings and loan holding company. Pursuant to the Plan, the Company is offering to the Bank's tax qualified employee benefit plans, including the Employee Stock Ownership Plan (the "ESOP") (collectively, the "Employee Plans") and to certain of the Bank's depositors rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). Rights to subscribe will also be offered to the Bank's officers, directors and employees who do not have a higher priority right. To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to certain natural persons residing in the counties in which the Bank's offices are located, in a direct community offering (the "Community Offering" and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering"), which may be commenced concurrently with the Subscription Offering. It is currently anticipated by the Company, M.H.C. and the Bank that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings," and the merger of M.H.C. with and into the Bank, the acquisition of the capital stock of the Bank by the Company and the Offerings are hereinafter referred to collectively as the "Conversion." It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable. In the event that a stock holding company form of organization is not utilized, all pertinent terms of this Agreement will apply to the combination of M.H.C. by merger, with and into the Bank and the sale of the Bank's common stock.

     In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, the Company has established the Foundation. Immediately following the consummation of the Conversion, subject to compliance with such conditions as may be imposed by regulatory authorities, the Company will contribute newly issued shares of Common Stock in an amount equal to eight percent (8%) of the Securities sold in the Offering, or between 782,000 and 1,058,000 shares of Common Stock (subject to increase in certain circumstances to 1,216,700 shares).

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-90865), including a related prospectus, for the registration of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such prospectus contains information with respect to the Bank, M.H.C., the Company and the Common Stock.

SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company, M.H.C. and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

          (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued that suspends the effectiveness of the Registration Statement or the use of the Prospectus or any other offering materials, and no proceedings therefor have been initiated or, to the knowledge of the Company, M.H.C. and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus at the date hereof does not, and at the Closing Time referred to in Section 2 hereof, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information"), which the Company, M.H.C. and the Bank acknowledge appears only in the sections captioned "The

                Conversion - Syndicated Community Offering," "- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offering" and "- Description of Sales Activities" of the Prospectus.

          (ii) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA"), and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

          (iii) Pursuant to the rules and regulations of the Department of Banking of the State of Connecticut (the "Department of Banking"), the Federal Deposit Insurance Corporation ("FDIC"), or any other governmental agency or regulatory authority having jurisdiction over the conversion of a Connecticut-chartered mutual holding company into an interim stock bank and the combination, by merger or otherwise, of the converted holding company with and into the Bank, including without limitation, the terms and conditions described in the letter dated July 9, 1996, from John P. Bourke, Banking Commissioner of the State of Connecticut, the letter dated May 21, 1996, from the Acting Associate Director of the FDIC to the Bank's Board of Directors, and the letter dated April 29, 1996, from Robert M. Brody, Vice President of the Federal Reserve Bank of Boston to Richard P. Meduski (collectively, the "Conversion Regulations"), the Bank has filed an application for conversion with the Department of Banking and the FDIC, and has furnished a copy of such application to the Federal Reserve Bank of Boston ("FRB"), and the Bank has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Bank's Proxy Statement, dated November 12, 1999, relating to the Conversion (the "Proxy Statement"), and the Prospectus. The Bank has received written notice from the Banking Commissioner of its approval of the Plan of Conversion, and has received a letter of non-objection from the FDIC, and no other approval, authorization or consent of any governmental agency or regulatory authority is required in connection with the Conversion. Such approval and letter of non-objection remain in full force and effect and no order has been issued by the Department of Banking, the FDIC or any other governmental agency or regulatory authority suspending or revoking such approval or letter of non-objection, and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Department of Banking, the FDIC or any other governmental agency or regulatory authority. At the dates of such approval or letter of non-objection and at the Closing Time, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

          (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials complied in all material respects with the applicable provisions of the Conversion Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company, M.H.C. and the Bank will promptly file the Prospectus and any supplemental sales literature with the Department of Banking, the FDIC or any other governmental agency or regulatory authority. The Prospectus and all supplemental sales literature, as of the date that the Registration Statement became effective and at the Closing Time, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required approvals and authorizations for its use in final form from the Department of Banking, the FDIC and any other governmental agencies and regulatory authorities having jurisdiction over the Conversion or the Offering.

          (v) The Commission has not, by order or otherwise, prohibited or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company for use in connection with the Offerings, and no proceedings for such purposes are pending or threatened.

          (vi) The Conversion, the Offering and the consummation of the transactions contemplated by this Agreement will comply in all material respects with the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions applicable to the Conversion imposed upon the Company, M.H.C. or the Bank by the Department of Banking, the FDIC or any other governmental agency or regulatory authority having jurisdiction over such matters. At the Closing Time, all of the conditions precedent to the Conversion and the establishment of the Foundation will have been satisfied as provided in the Plan and under all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions of the Conversion Regulations, other than those which the regulatory authorities permit to be completed after the Conversion. The Conversion, the Offerings and the other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with or notice to any other governmental agency or other regulatory authority, except as disclosed in the Prospectus.

         (vii) RP Financial, LC, which prepared the valuation of the Bank as part of the Conversion, has advised the Company and the Bank in writing that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the Department of Banking and the FDIC with respect thereto.

        (viii) The accountants who certified the consolidated financial statements and supporting schedules of M.H.C. included in the Registration Statement have advised the Company, M.H.C. and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), and such accountants are, with respect to the Company, M.H.C. and its subsidiaries, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

          (ix) The only subsidiary of M.H.C. is the Bank, and the only subsidiaries of the Bank are SBM, Ltd., a Connecticut corporation, 923 Main, Inc., a Connecticut corporation, and

                Savings Bank of Manchester Mortgage Company, Inc., a Connecticut corporation. References herein to "M.H.C. and its consolidated subsidiaries," to "M.H.C. and its subsidiaries" or to similar terms shall include all four of the direct and indirect subsidiaries of M.H.C.

          (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company and M.H.C. and its consolidated subsidiaries at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company or M.H.C. and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, M.H.C. or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, M.H.C. and its subsidiaries, considered as one enterprise.

         (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; the Company has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its businesses or required for the conduct of its business as contemplated by the Holding Company Application and the Conversion Application and as described in the Prospectus, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and each of its subsidiaries are in all material respects in compliance therewith; the Company has not received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company and its subsidiaries, considered as one enterprise; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and its subsidiaries, considered as one enterprise.

        (xiii) Upon consummation of the Conversion and the issuance of the Foundation Shares to the Foundation immediately upon completion thereof and in the amount described in Plan and the Prospectus, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization"; no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in
                Section 2 hereof. Upon consummation of the Conversion, the Securities will have been duly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration described in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

         (xiv) M.H.C. has been duly organized as a Connecticut-chartered mutual holding company and the Bank has been duly organized as a Connecticut-chartered stock savings bank, and upon consummation of the Conversion, M.H.C. will have converted into an interim stock savings bank and merged with and into the Bank, with the Bank being the surviving entity and being Connecticut-chartered stock savings bank, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform their respective obligations under this Agreement and the transactions contemplated hereby; M.H.C. and each of its subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application and as described in the Prospectus, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, M.H.C. and each of its subsidiaries are in all material respects in compliance therewith; neither the Company, M.H.C. or any of its subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries, considered as one enterprise; and each of M.H.C. and the Bank is in good standing under the laws of the State of Connecticut and is duly qualified to transact business as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise.


          (xv) The Bank is a member in good standing of the Federal Home Loan Bank of Boston; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits; and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations.

                The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

         (xvi) The authorized capital stock of the Bank on the date hereof is ____ shares of common stock, without par value, and ____ shares of preferred stock without par value, and the issued and outstanding capital stock of the Bank is _____ shares, all of which are owned beneficially and of record by M.H.C., free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim. Upon consummation of the Conversion, M.H.C. will have been merged with and into the Bank, with the Bank being the surviving entity and being a Connecticut-chartered stock savings bank, and the authorized capital stock of the Bank will be 10,000 shares of common stock, without par value (the "Bank Common Stock"), and 1,000 shares of preferred stock, without par value (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be 1,000 shares of Bank Common Stock; and no additional shares of Bank Common Stock or any shares of Bank Preferred Stock will be issued on or after the date hereof and prior to the Closing Time referred to in Section 2 hereof. As of Closing Time referred to
                Section 2 hereof, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

        (xvii) The establishment of the Foundation and the contribution of the Company's shares of common stock as described in the Prospectus have been duly authorized by all necessary corporate action, and the Foundation has been duly incorporated and is validly existing as a nonstock corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms and conditions of the Plan and in the amounts as described in the Prospectus; no approvals or authorizations are required to establish the Foundation and contribute the shares of Common Stock thereto as described in the Plan and the Prospectus, other than those imposed by the Department of Banking and the FDIC; except as specifically disclosed in the Prospectus; there are no agreements and/or understandings, written or oral, between the Company, M.H.C. or any of its subsidiaries, on the one hand, and the Foundation, on the other hand, with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights.

       (xviii) Each direct and indirect subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; each such subsidiary has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its businesses or required for the conduct of its business as described in the Prospectus, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Bank and its subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and each of such subsidiaries are in all material respects in compliance therewith; neither the Bank nor any of such subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Bank and its subsidiaries considered as one enterprise; the activities of each such subsidiary are permitted to subsidiaries of a state chartered savings bank by the rules, regulations, resolutions and practices of the Department of Banking, the FDIC and all other governmental agencies and regulatory authorities having jurisdiction over the Conversion; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and each such subsidiary is in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Bank and its subsidiaries considered as one enterprise.

         (xix) Savings Bank of Manchester Foundation, Inc. has been duly incorporated and is validly existing as a nonstock corporation in good standing under the laws of the State of Connecticut with full corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted.

          (xx) The Company, M.H.C. and the Bank have taken all corporate action necessary for them to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and no other corporate proceedings by any of them are necessary to authorize any of such actions; and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, M.H.C. and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except to the extent that the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

         (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, M.H.C. or any of its subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, M.H.C. and its subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities by the Bank in the ordinary course of its business.

        (xxii) No approval of any governmental agency or other regulatory authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

       (xxiii) Neither the Company, nor M.H.C. or any of its subsidiaries is in violation of its charter or bylaws (and upon conversion, the Bank will not be in violation of the amended and restated articles of incorporation or bylaws set forth in the Plan; and neither the Company nor M.H.C. or any of its subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, M.H.C. or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, M.H.C. or any of its subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, M.H.C. and its subsidiaries considered as one enterprise; and there are no contracts or documents of the Company, M.H.C. or any of their subsidiaries which are required to be filed as exhibits to the

                Registration Statement or the Conversion Application which have not been so filed.

        (xxiv) The execution, delivery and performance of this Agreement, the making of the Offerings, and the consummation of the Conversion and the other transactions contemplated hereby have been duly authorized by all necessary corporate action and do not and will not (i) conflict with or violate the charter or bylaws of the Company, M.H.C. or the Bank; (ii) conflict with or violate any federal, state or local law or regulation or any order, decree, judgment or decree applicable to the Company, M.H.C. or the Bank or by which any of their property or assets are bound or affected; or (iii) constitute a breach of, or default (or an event which, with notice or lapse of time or both would constitute a default) under, or give any other person any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, M.H.C. or the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, M.H.C. or the Bank is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, M.H.C. or the Bank is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise.

         (xxv) No labor dispute with the employees of the Company, M.H.C. or any of its subsidiaries exists or, to the knowledge of the Company, M.H.C. or the Bank, is imminent or threatened; and the Company, M.H.C. and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of their principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise.

        (xxvi) Each of the Company, M.H.C. and its subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, M.H.C. or its subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, M.H.C. or its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company, M.H.C. or its subsidiaries under which the Company, M.H.C. or its subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, M.H.C. and its subsidiaries, enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or general principles of equity).

       (xxvii) None of the Company, M.H.C. nor its subsidiaries is in violation of any order or direction from the Department of Banking, the FDIC or any other governmental agency or regulatory authority to make any material change in the method of conducting their respective businesses; M.H.C. and its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations, administrative orders and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Department of Banking, the FDIC and other governmental agencies and regulatory authorities).

      (xxviii) There is no action, suit or proceeding before or by any court or governmental agency or regulatory authority, domestic or foreign, now pending, or, to the knowledge of the Company, M.H.C. or the Bank, threatened, against or affecting the Company, M.H.C. or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion or the Offerings; all pending legal or governmental proceedings to which the Company, M.H.C. or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, M.H.C. or any of its subsidiaries which are required to be filed as exhibits to the

                Registration Statement or the Conversion Application which have not been so filed.

        (xxix)  The Company, M.H.C. and the Bank will obtain at the Closing
                Time an opinion of their counsel, Muldoon, Murphy & Faucette, LLP, with respect to the legality of the Securities to be issued and the Foundation Shares and the federal income tax consequences of the Conversion, and an opinion from Arthur Andersen LLP regarding state and local income tax (including franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gain tax and real estate transfer tax), drafts of which have been filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Company, M.H.C. or the Bank has taken or will take any action inconsistent therewith.

         (xxx) The Company will not be required as a result of the Conversion to be registered under the Investment Company Act of 1940, as amended.

        (xxxi) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Bank included in the Prospectus meet all requirements of federal, state and local laws, unless exempt, pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, M.H.C. and its subsidiaries considered as one enterprise.

       (xxxii) To the knowledge of the Company, M.H.C. and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to eight percent (8%) of the Common Stock issued in the Conversion, none of the Company, M.H.C., the Bank or employees of any of them has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

      (xxxiii) The Company, M.H.C. and its subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

       (xxxiv) None of the Company, M.H.C. nor its subsidiaries nor any properties owned or operated by the Company, M.H.C. or its subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, M.H.C. or the Bank threatened, relating to the liability of any property owned or operated by the Company, M.H.C. or any of its subsidiaries under any Environmental Law. None of the properties owned or operated by the Company, M.H.C. or its subsidiaries has been included in the description of contiguous real estate within the past three years on which "Hazardous Substances" have been "Released" (as such terms are defined in the Environmental Laws), or are otherwise subject to the provisions of the Connecticut "Superlien" statute, Section 22a-452a of the Connecticut General Statutes, and none of the foregoing properties are an "Establishment" under the Connecticut Transfer Act (S) 22a-134 et seq. of the Connecticut
                                                     -- ---
                General statutes. For purposes of this Subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component. Such laws include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901, et seq.; the Emergency Planning and Community Right to Know Act,
                -- ---
                42 U.S.C. (S)(S) 11001, et seq.; the Occupational Safety and
                                        -- ---
                Health Act, 29 U.S.C. (S)(S) 651, et seq., the Comprehensive
                                                  -- ---
                Environmental Responsibility, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. including the Asset Conservation Lender
                                -- ---
                Liability, and Deposit Insurance Protection Act of 1996, (S)42 U.S.C. (S) 9607(n); the Clean Air Act, 42 U.S.C. (S)(S) 7401,
                et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
                -- ---
                (S)(S) 1801, et seq.; the Toxic Substance Control Act, 15
                             -- ---
                U.S.C. (S)(S) 2601, et seq.; the Federal Insecticide Fungicide
                                    -- ---
                and Rodenticide Act, 7 U.S.C. (S)(S) 136, et seq.; the Clean
                                                           -- ---
                Water Act, 33 U.S.C. (S)(S) 1251 et seq.; the Safe Drinking
                                                 -- ---
                Water Act, 42 U.S.C. (S)(S) 300f, et seq.; and Title 22a of the
                                                  -- ---
                Connecticut General Statutes, all as amended and effective on the date hereof or the Closing Time, as the case may be.

        (xxxv) The Company, M.H.C. and its subsidiaries have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

       (xxxvi) The Company has received all approvals required to consummate the Conversion and the Offerings, and to have the Securities listed on the Nasdaq National Market, effective as of the Closing Time.

       (xxxvi) The Company has filed a registration statement for the Securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such registration statement was declared effective concurrent with the effectiveness of the Registration Statement.

     (b) Any certificate signed by any officer of the Company, M.H.C. or the Bank and delivered to either of the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company, M.H.C. or the Bank to the Agent as to the matters covered thereby.

SECTION 2.  APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES;
           CLOSING.

     On the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for the Securities, in connection with the Company's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for the Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan of Conversion or related corporate documents; (ii) reviewing with the Board of Directors the independent appraiser's appraisal of the common stock; (iii) reviewing all offering documents, including the Prospectus, stock order form and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, M.H.C., the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company, M.H.C. and the Bank in their obtaining all requisite regulatory approvals; (vi) assisting management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The appointment of the Agent hereunder shall terminate upon the earlier to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the FDIC and the Department of Banking agree to extend the period of time in which the Shares may be sold, or (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or
(c) the completion of the Syndicated Community Offering.

     If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders for such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company and the Bank, under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed six percent (6%) of the aggregate dollar amount actually paid for all of the Securities sold by such Selected Dealers (the "Purchase Price"). Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

     In the event the Company is unable to sell at least the minimum number of Securities set forth on the cover page of the Prospectus within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, M.H.C. and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for the Securities or other offers to purchase the Securities in special interest-bearing accounts with the Bank until the Securities are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

     If at least the minimum number of Securities set forth on the cover page of the Prospectus are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing account referred to above. The closing shall be held at the Washington, D.C. offices of Muldoon, Murphy & Faucette LLP, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

     The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

     In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

     (a) One and one-half percent (1.5%) of the Purchase Price for the Securities sold in the Subscription and Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) by any foundation or charitable organization established by the Company or the Bank in connection with the Conversion, and (iii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

     (b) With respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one and one-half percent (1.5%) of the Purchase Price of Securities sold in the Syndicated Community Offering. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of six percent (6%) of the Purchase Price for such Securities.

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Plan is terminated by the Boards of Directors of M.H.C. and the Bank, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of Section 4 hereof.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of fifty thousand dollars ($50,000), twenty-five thousand dollars ($25,000) of which has been previously paid and the remaining twenty-five thousand ($25,000) of which shall be payable upon commencement of the Subscription Offering, which shall be credited against any fees or reimbursement of expenses payable hereunder.


SECTION 3.  COVENANTS OF THE COMPANY.

     The Company, M.H.C. and the Bank covenant with the Agent as follows:

     (a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement and the Prospectus as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent.

          Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus, (ii) of the receipt of any comments from the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (v) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company and the Bank will give the Agent notice of their intention to file or prepare any amendment to the Conversion Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

     (c) The Company, M.H.C. and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed by the applicable Conversion Regulation's and the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, insofar as compliance with such Regulation M is necessary to permit the continuance of sales or dealing in shares of Common Stock during such period.

     (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, M.H.C. and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (f) The Company and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than sixty (60) days after the close of the period covered thereby, an earnings statement (complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of condition and consolidated statements of operations, changes in capital and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and its subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

     (k) The Bank will notify the Agent immediately, and confirm the notice in writing, of (i) the occurrence of any event which would cause the Company, M.H.C. or the Bank to withdraw, rescind, amend or terminate the Plan or the Offerings, (ii) any proposal or requirement to prepare, amend or supplement the Registration Statement or Prospectus, the Conversion Application or the Holding Company Application; (iii) the issuance of any order or direction (oral or written), or the taking of any other action by the Commission or any other government agency or regulatory authority concerning the Plan, the Conversion or the Offerings or any of the transactions contemplated hereby; (iv) all material developments regarding any other approvals or consents described in the Prospectus or herein; (v) the time when any amendment to the Registration Statement, Conversion Application or Holding Company Application has been filed or becomes effective, or that any amendment or supplement to the Prospectus has been used or been filed;
          (v) the receipt of any comments from the Commission or any other government agency or regulatory authority relating to the Registration Statement or the Offerings or the other transactions contemplated hereby; (vi) the issuance by the Commission of any stop order or any other order prohibiting or suspending the use of the Prospectus or any other offering materials; (vii) the suspension of the qualification of the Securities in any jurisdiction, and (viii) any other information relating to the Conversion or the Offerings that the Agent may from time to time reasonably request.

     (l) The Bank will give the Agent notice of its intention to file or prepare any amendment or supplement to the Conversion Application and will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object. The Company, M.H.C. and the Bank will comply, at their own expense, with all requirements imposed by the Department of Banking, the FDIC and all other governmental agencies and regulatory authorities, or pursuant to the applicable Conversion Regulations, as from time to time in force.

     (m) The Company, M.H.C. and the Bank will conduct the Conversion including the formation and operation of the Foundation in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company, M.H.C. or the Bank by the Department of Banking, the FDIC and all other governmental agencies and regulatory authorities.

     (n) The Company will promptly inform the Agent of any material litigation or administrative action with respect to the Conversion or the Offering.

     (o) The Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (p) The Company will report the use of proceeds from the Offerings as required by Rule 463 of the Securities Act Regulations.

     (q) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years. The Company will file with the Nasdaq National Market all documents and notices required for the listing of the Securities on the NASDAQ National Market.

     (r) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

     (s) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

     (t) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Section 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Bank's capital stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the OTS, by regulation, policy statement or interpretive release, or by written order or written advice addressed to the Company, M.H.C., the Bank or the Agent specifically addressing the provisions of Section 6(a) hereof, permits indemnification of the Agent by the Company, M.H.C. and the Bank as contemplated by such provisions.

     (u) The Company, M.H.C. and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and with the Department of Banking, the FDIC or any other governmental agency or regulatory authority in connection with their approval, or non-objection to, the Conversion Application, including those conditions relating to the establishment, funding and operation of the Foundation.

     (v) The Company, M.H.C. and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company, M.H.C. and the Bank will take no action which will result in the possible loss of the Foundation's tax exempt status; and none of the Company, M.H.C. or the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

     (w) During the period ending on the first anniversary of the Closing Time referred to in Section 2 hereof, the Bank will comply with all applicable law and regulations necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

     (x) The Company shall not deliver the Securities until the Company, M.H.C. and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived in writing by the Agent.

     (y) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of M.H.C. and its subsidiaries which have been read by Arthur Andersen, LLP, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

SECTION 4.  PAYMENT OF EXPENSES.

     The Company, M.H.C. and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities, bank regulatory and other governmental approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of counsel to the Company, M.H.C. and the Bank, and fees and disbursements of accountants, appraisers and other advisors to the Company, M.H.C. and the Bank, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank, M.H.C. or the Company, M.H.C.

and the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of M.H.C., the Bank or the Company pursuant to this Section without the prior approval of the Bank.

     The Company, M.H.C. and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out of pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, M.H.C. or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5.  CONDITIONS OF AGENT'S OBLIGATIONS.

     The Company, M.H.C., the Bank and the Agent agree that the issuance and sale of the Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, M.H.C. and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, M.H.C. and the Bank made pursuant to the provisions hereof, to the performance by the Company, M.H.C. and the Bank of their obligations hereunder, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Department of Banking, the FDIC or any other government agency or regulatory authority and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

     (b)  At Closing Time, the Agent shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette, LLP, counsel for the Company, M.H.C. and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

              (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Connecticut and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company and its subsidiaries, considered as one enterprise.

               (iv) Upon consummation of the Conversion and the issuance of the
                    Foundation Shares to the Foundation immediately upon completion thereof and in the amount described in the Prospectus, and in compliance with all of the conditions imposed upon the contribution thereof by the Department of Banking, the FDIC and all other bank regulatory authorities, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization," and no shares of Common Stock have been issued and were outstanding prior to the Closing Time.

               (v) The Securities and the Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration as described in the Plan and on the cover page of the Prospectus, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be duly and validly issued and fully paid and non-assessable.

               (vi) The issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge otherwise.

             (vii) Each of M.H.C. and the Bank has been duly organized and is validly existing and in good standing under the laws of the State of Connecticut as a Connecticut-chartered mutual holding company and stock savings bank, respectively, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and each of M.H.C. and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of M.H.C. and its subsidiaries, considered as one enterprise.

            (viii) The Bank is a member in good standing of the Federal Home Loan Bank of Boston, and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

               (ix) Each direct and indirect subsidiary of the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, M.H.C. and its subsidiaries, considered as one enterprise; the activities of each such subsidiary are permitted to subsidiaries of a bank holding company and of a Connecticut-chartered savings bank by the rules, regulations, resolutions and practices of the Department of Banking, the FDIC and all other government agencies and regulatory authorities; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (x) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals or authorizations are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus, other than those set forth in any written notice or order of approval of, or letter of non-objection to, the Conversion, the Conversion Application or the Holding Company Application, all which have been duly given or obtained and are in full force and effect on the date hereof and copies of which have been provided to the Agent prior to the Closing Time.

              (xi) All of the issued and outstanding capital stock of the Bank, when issued and delivered pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus, will be duly authorized and validly issued and fully paid and non-assessable; and all such capital stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

             (xii) The OTS has duly approved the Holding Company Application and the Department of Banking, the FDIC and all other bank regulatory authorities having jurisdiction thereof have duly approved the Conversion Application, and no action is pending, or to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply with the applicable requirements of the OTS, the FDIC, the FRB and the Department of Banking, include all documents required to be filed as exhibits thereto, and are, to the best of such counsel's knowledge, truthful, accurate and complete; and the Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

            (xiii) At the time of their use, the Proxy Statement complied as to form in all material respects with the requirements of the Conversion Regulations, and to the best of such counsel's knowledge did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (xiv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of the Foundation Shares, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, M.H.C. and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, M.H.C. and the Bank, enforceable in accordance with its terms, except to the extent that the rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); (B) will not result in any violation of the provisions of the charter or by-laws of the Company, M.H.C. or any of its subsidiaries; (C) will not conflict with or violate any federal, state or local law or regulation or, to the best of such counsel's knowledge, any order, decree, judgment or decree applicable to the Company, M.H.C. or any of its subsidiaries or by which any of their property or assets are bound or affected; (D) constitute a breach of, or default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give any other person any right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, M.H.C. or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, M.H.C. or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company, M.H.C. or any of its subsidiaries is subject; and
                    (E) will not conflict with or constitute a breach of, or a default (or an event which with notice or lapse of time or both, would constitute a default under) under, or give another person a right of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise, upon any property or assets of the Company, M.H.C. or its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, M.H.C. or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, M.H.C. or its subsidiaries is subject.

              (xv) The Registration Statement is effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to the best of such counsel's knowledge, proceedings therefor initiated or threatened by the Commission.

             (xvi) No further approval, authorization, consent or other order of any governmental agency or regulatory authority is required in connection with the execution and delivery of this Agreement, the issuance and sale of the Securities and the consummation of the Conversion in accordance with the terms and conditions of the Plan, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

            (xvii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Regulations.

           (xviii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

             (xix) There are no legal or governmental proceedings pending or threatened against or affecting the Company, M.H.C. or any of its subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, M.H.C. or any of its subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

              (xx) The information in the Prospectus under "Risk Factors - Contribution to the foundation may not be tax deductible which could hurt Connecticut Bancshares' profits," "- Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve and may decrease the market price of common stock," "-Banking reform legislation may reduce Connecticut Bancshares' powers," "Dividend Policy," "Regulation and Supervision," "Federal and State Taxation on Income," "The Conversion - Establishment of the Charitable Foundation," "- Effects of Conversion to Stock Form," "- Prospective investors are urged to consult with their own tax advisors regarding the tax consequences of the conversion particular to them," "- Limitations of Purchaser of Shares," "- Restrictions on Repurchase of Stock," "- Restrictions on Transferability by Directors and Officers and NASD Members," "- Interpretation, Amendment and Termination," "Restrictions on Acquisition of Connecticut Bancshares and Savings Bank of Manchester", "Description of Connecticut Bancshares Stock," "Description of Savings Bank of Manchester Stock," "Registration Requirements," "Legal and Tax Opinions" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

             (xxi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement and the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

            (xxii)  The Plan has been duly authorized by the respective
                    Boards of Directors of the Company, M.H.C. and the Bank and duly approved by M.H.C. and the corporators of M.H.C, and no other corporate proceedings by any of them are necessary to authorize any of the transactions contemplated thereby; the Plan has been duly approved by the Department of Banking, the FDIC has issued a letter of non-objection thereto, and such approval and letter of non-objection remain in full force and effect and no further governmental or regulatory approvals, authorizations or consents are required in connection therewith; the Certificate of Merger with respect to the merger of M.H.C. with and into the Bank has been duly filed with the Connecticut Secretary of State giving due effect to the merger of M.H.C. with and into the Bank, with the Bank being the surviving entity and being a Connecticut-chartered stock savings bank; the articles of incorporation of the Bank have been duly amended and restated by the filing with the Connecticut Secretary of State of the Bank's amended and restated articles of incorporation in the form set forth in the Plan; to the best of such counsel's knowledge, the Company, M.H.C. and the Bank have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the Conversion Regulations, the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company, M.H.C. and the Bank by the Department of Banking, the FDIC and all other bank regulatory authorities and, no order has been issued by the Department of Banking, the FDIC or any other governmental agency or regulatory authority to suspend the Conversion or the Offerings and no action for such purpose has been instituted or threatened by the Department of Banking, the FDIC or any other governmental agency or regulatory authority; and, to the best of such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the action of the Department of Banking in approving the

                    Conversion Application (which includes the Plan and provides for the establishment of the Foundation), the FDIC in issuing the letter of non-objection, the final action of the OTS in approving the Holding Company Application, or any other action by any other governmental agency or regulatory authority in connection the Conversion or the Offerings.

           (xxiii) To the best of such counsel's knowledge, the Company, M.H.C. and the Bank and its subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, M.H.C., the Bank and its subsidiaries are in all material respects complying therewith.

            (xxiv) Neither the Company, M.H.C. nor any of its subsidiaries is in violation of its charter or bylaws or, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, M.H.C. or any of its subsidiaries is a party or by which the Company, M.H.C. or any of its subsidiaries or any of their property may be bound.

            (xxiv) The Company is not required to be registered as an investment company under the Investment Company Act of 1940.

          (2) The favorable opinion, dated as of Closing Time, of Shipman & Goodwin LLP, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xii), (xiv),
               (xvi) and (xviii) and such other matters as the Agent may reasonably require.

          (3)  In giving their opinions required by subsections (b)(l) and
               (b)(2), respectively, of this Section, Murphy, Muldoon & Faucette, LLP and Shipman & Goodwin LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Murphy, Muldoon & Faucette, LLP and Shipman & Goodwin LLP may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, which opinions shall be in form and substance satisfactory to counsel for the Agent, and Shipman & Goodwin LLP may also rely on the opinion of Murphy, Muldoon & Faucette, LLP.

     (c) At the Closing Time referred to in Section 2, the Company, M.H.C. and the Bank shall have completed in all respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, M.H.C. or the Bank by the Department of Banking, the FDIC or any other governmental agency or regulatory authority, other than those which the Department of Banking, the FDIC or other governmental agency or regulatory authority permits to be completed after the Conversion.

     (d) At Closing Time referred to in Section 2 hereof, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, M.H.C. and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and M.H.C., the President of the Bank, and the chief financial or chief accounting officer of the Company, M.H.C. and the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, M.H.C. or the Bank from the latest date as of which the financial condition of the Company, M.H.C. or the Bank is set forth in the Registration Statement and the

          Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) neither the Company, M.H.C. or any of its subsidiaries shall have received from the Department of Banking, the FDIC or any other governmental agency or regulatory authority any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (and which order or direction, if any, shall have been disclosed in writing to the Agent) or which would materially and adversely would affect the business, financial condition or results of operations of the Company, M.H.C. or its subsidiaries, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, M.H.C. and the Bank have performed all of its obligations hereunder and under the Engagement Letter referred to in Section 12 hereof, and complied with all other agreements referred to herein and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Subscription and Community Offering or the Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any state securities agency or by the Department of Banking, the FDIC or any other governmental agency or regulatory authority; and no person has sought to obtain regulatory or judicial review of the action of the Department of Banking in approving the Conversion Application (which includes the Plan and provides for the establishment of the Foundation), the FDIC in issuing the letter of non-objection, the final action of the OTS in approving the Holding Company Application, or any other action by another governmental agency or regulatory authority in connection the Conversion or the Offerings.

     (e) At the time of the execution of this Agreement, the Agent shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the M.H.C. and its subsidiary within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Arthur Andersen LLP set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of M.H.C. and its subsidiary included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Consolidated Financial Information" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five
          (5) days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of M.H.C. and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or total capital of M.H.C. and its subsidiaries, in each case as compared with the amounts shown in the August 31, 1999 consolidated statement of condition included in the Registration Statement, or (D) during the period from August 31, 1999 to a specified date not more than five (5) days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of M.H.C. and its subsidiary identified in such letter.

     (f) At Closing Time, the Agent shall have received from Arthur Andersen LLP a letter, dated as of Closing Time referred to in Section 2, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time referred to in Section 2 hereof.

     (g) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

     (h) At Closing Time, the Agent shall have received a letter from RP Financial, LC, dated as of the Closing Time, confirming its appraisal.

     (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities;
          (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; and (iii) a banking moratorium shall not have been declared by either Federal or Connecticut authorities.

SECTION 6.  INDEMNIFICATION.

     (a) The Company, M.H.C. and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company, M.H.C. or the Bank or otherwise as described in
                Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or regulatory authority, commenced or threatened, or of any claim whatsoever described in clause (i) or (ii) above, if such settlement is effected with the written consent of the Company, M.H.C. or the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or regulatory authority, commenced or threatened, or any claim pending or threatened whatsoever described in clause (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above; provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with written information relating to the Agent furnished to the Company or the Bank by the Agent expressly for use in the Prospectus (or any amendments or supplements thereto), which information the Company and the Bank acknowledge is included only in the sections captioned "The Conversion - Syndicate Community Offering," "-Plan of Distribution for the Subscription, Direct Community Offering and Syndicated Community Offering" and "-Description of Sales Activities" of the Prospectus (the "Agent Information").

     (b) The Agent agrees to indemnify and hold harmless the Company, M.H.C., the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company, M.H.C. and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to M.H.C., the Bank or the Company or its security holders, or the creditors of the Bank, M.H.C. or the Company relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

     (e)  In addition to, and without limiting, the provisions of Section
          (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, M.H.C., the Bank, the Agent or any of their respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, M.H.C. and the Bank jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, M.H.C., the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, M.H.C. or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, M.H.C. and the Bank are jointly and severally responsible for the balance, or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, M.H.C. and the Bank, on the one hand, and the Agent, on the other, as reflected in clause (i), but also the relative fault of the Company, M.H.C. and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, each trustee of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, M.H.C. or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, and shall survive the closing and the delivery of the Securities.

SECTION 9.  TERMINATION OF THIS AGREEMENT.

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, M.H.C. or the Bank, considered as one enterprise, whether or not arising in the ordinary course of business;
          (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority; (iv) if a banking moratorium has been declared by either Federal or Connecticut authorities; (v) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (vi) if there shall have been such material adverse change in the condition or prospects of the Company, M.H.C. or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vii) if, in the Agent's good faith opinion, the price for the Securities established by RP Financial, LC is not reasonable or equitable under then prevailing market conditions; or (vii): if the Conversion is not consummated on or prior to [DATE].

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, Attention of Catherine A. Lawton, Principal; notices to the Company, M.H.C. and the Bank shall be directed to any of them at The Savings Bank of Manchester, 923 Main Street, Manchester, Connecticut 06040, Attention of Richard
P. Meduski, President and Chief Executive Officer.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, M.H.C. and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, M.H.C. and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, M.H.C. and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated August 31, 1999, by and between the Agent and the Bank, relating to the Agent's providing conversion agent services to the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                     [The next page is the signature page.]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company, M.H.C. and the Bank in accordance with its terms.

                         Very truly yours,

                         CONNECTICUT BANCSHARES, INC.

                         By:__________________________________
                            Title:


                         CONNECTICUT BANKSHARES, M.H.C.

                         By:______________________________________
                            Title:


                         THE SAVINGS BANK OF MANCHESTER

                         By:_____________________________________
                            Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  SANDLER O'NEILL & PARTNERS CORP.,
   the sole general partner

By:____________________________________
  [NAME]
  Vice President

                          CONNECTICUT BANCSHARES, INC.

                               13,225,000 Shares

                    (Maximum Offered in Conversion, subject
                      to increase up to 15,208,750 shares
                      in the event of an oversubscription)

                                  Common Stock
                          (Par Value $0.01 Per Share)

                          SELECTED DEALER'S AGREEMENT

                               ___________, 2000

Ladies and Gentlemen:

We have agreed to assist Connecticut Bancshares, Inc. (the "Company") in connection with the offer and sale of shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company, to be issued in connection with the conversion of The Savings Bank of Manchester, a Connecticut-chartered savings bank (the "Bank"), from mutual to stock form of holding company. The Company, in connection with its plan to effect such conversion, offered 13,225,000 Shares for subscription by the Company's and the Bank's employee stock ownership plan and certain of the Bank's depositors, in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the rules of the Federal Deposit Insurance Corporation ("FDIC") and the Banking Commissioner of the State of Connecticut ("Banking Commissioner"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering, and we will pay you a fee in the amount of ___________ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The

Bank has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least ________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of ______ percent (_____%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

Each order form for the purchase of Shares must set forth the identity, address and tax identification number of each person ordering Shares regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if they were NASD members and Section 25 of such
Article III as it applies to non-member brokers or dealers in a foreign country.

Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the offering and sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any stabilizing (as defined in

Regulation M promulgated under the Securities Exchange Act of 1934, as amended) with respect to the Company's Common Stock during the offering.

We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable rules and regulations issued by the FDIC and Banking Commissioner. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Exchange Act as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale at least 48 hours prior to delivery of such person's order form.

We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Exchange Act either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the Syndicated Community Offering price for the Shares ordered on or before 12:00 p.m. on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account as agent or trustee for the customer or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf,
(ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i) and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 p.m. on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Securities Exchange Act of 1934.

Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

This Agreement shall be construed in accordance with the laws of New York.

Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., Two World Trade Center, 104th Floor, New York, New York 10048. The enclosed duplicate copy will evidence the agreement between us.

                              Very truly yours,

                              SANDLER O'NEILL & PARTNERS, L.P.


                              By:__________________________________

Sandler O'Neill & Partners, L.P.
Two World Trade Center - 104th Floor
New York, New York 10048


                       Re:  Connecticut Bancshares, Inc.
                       ---------------------------------

Ladies and Gentlemen:

We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the Prospectus relating to the Shares and we further state that in agreeing thereto we have relied upon the Prospectus and no other statement whatsoever, written or oral. We confirm that we are (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's "Interpretation With Respect to Free-Riding and Withholding" and Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) a foreign dealer not eligible for membership in the NASD and agree (A) not to sell any Shares of Connecticut Bancshares, Inc. within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 26 of the above-mentioned Article III as if we were an NASD member and Section 25 of such
Article III as it applies to a non-member broker or dealer in a foreign country.

[_] We wish to become a "Sponsoring Dealer."

Dated:_________________

                              _____________________________
                              (Please print or type name of firm)


                              By:__________________________
                               (Authorized Representative)